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                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-85716

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED July 22, 2002)


                                 160,000 SHARES

                                 PPL CORPORATION

                                  COMMON STOCK

                                ________________

Pursuant to a Sales Agency Agreement between PPL Corporation (the "Company") and Salomon Smith Barney Inc. ("SSB"), which Sales Agency Agreement has been filed as an exhibit to a report on Form 8-K filed with the SEC on April 2, 2003 and incorporated by reference herein, the Company has sold, through SSB, as agent of the Company, 160,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").

160,000 shares of Common Stock were sold from March 31, 2003 through April 4, 2003.


Gross Proceeds to Company ......................................  $ 5,697,115.00

Commission to Agent ............................................  $    16,000.00

Net Proceeds to Company ........................................  $ 5,680,848.04

On April 4, 2003 the last reported sales price
of the Common Stock on the NYSE was ............................  $        35.99


Note:  SEC Fees were not used in arriving at any of the above figures.


                                ________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ________________

               THIS PROSPECTUS SUPPLEMENT IS DATED APRIL 8, 2003.